UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 26, 2022

JAMES RIVER GROUP HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM08, Bermuda
(Address of principal executive offices)
(Zip Code)
 (441) 278-4580
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0002 per share	JRVR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
On August 1, 2022, James River Group Holdings, Ltd. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).
The information in this Item 2.02 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act unless specifically stated by the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 26, 2022, the board of directors (the “Board”) of the Company, acting at the recommendation of the Compensation Committee of the Board, approved the James River Group Holdings, Ltd. Short-Term Incentive Plan and granted initial award opportunities under such plan for performance during the 2022 fiscal year, as well as approved a long-term incentive plan.
Short-Term Incentive Plan
The Short-Term Incentive Plan (the “STI Plan”) is designed to provide incentives to designated senior officers of the Company to achieve certain financial and strategic performance targets and to link executive compensation to shareholder results by rewarding competitive and superior performance. Pursuant to the STI Plan, participants have the opportunity to receive a cash incentive award based upon the level of achievement of performance goals over the period of January 1, 2022 through December 31, 2022. The named executive officers of the Company are among the participants for the 2022 performance period.
The performance metrics for the Company’s senior officer participants with Company-wide responsibility, including Frank D’Orazio, Chief Executive Officer, and Sarah Doran, Chief Financial Officer, are adjusted Company combined ratio, adjusted earnings before interest and taxes (EBIT) and certain strategic goals, each of which account for one-third of the award opportunity. The performance metrics for the Company’s senior officer participants who are a business segment leader or whose responsibilities are primarily focused on a single business segment, including Richard Schmitzer, President and Chief Executive Officer of the Excess and Surplus Lines segment, Terence McCafferty, President and Chief Executive Officer of the Specialty Admitted Insurance segment, and Daniel Heinlein, President and Chief Executive Officer of the Casualty Reinsurance segment, are the same as those for participants with Company-wide responsibilities, except that the adjusted combined ratio metric will be evenly divided between the adjusted combined ratio of the Company and the adjusted combined ratio of the segment for which such person serves as the President and Chief Executive Officer. The manner of calculation of adjusted combined ratio and adjusted EBIT for purposes of the STI Plan are set forth on Appendix 1 to the form of the PRSU agreement, filed as Exhibit 10.1 to this Form 8-K.
Payouts for achievement of threshold, target and maximum performance levels are set at 50%, 100% and 150% of the target amount, respectively. Performance falling in-between these levels is determined by linear interpolation. Target payouts for each of the named executive officers is set forth below, and is equivalent to their 2022 annual base pay.

Executive Officer	Target Payout
Frank D’Orazio	$925,000
Sarah Doran	$550,000
Richard Schmitzer	$650,000
Terry McCafferty	$420,000
Daniel Heinlein	$365,000
The Compensation Committee will determine and recommend to the Board for approval the aggregate payout for the 2022 performance period in the first quarter of 2023 following review of 2022 performance. Subject to Board approval, the Compensation Committee has discretion to adjust final results in the event of unusual or nonrecurring events.

To receive a payout, the participant must remain employed through the settlement of the award, subject to certain exceptions for (i) separation due to death, disability or a qualifying retirement, (ii) termination without cause, by reason of the Company’s non-renewal of the participant’s contract, or resignation by the participant for good reason, or (iii) a change in control of the Company, followed by termination without cause of the participant, the Company’s non-renewal of the participant’s employment contract, or resignation by the participant for good reason under the circumstances, and with modified payouts, described in the STI Plan.
The foregoing description of the STI Plan does not purport to be complete and is qualified in its entirety by reference to the STI Plan, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.
Long-Term Incentive Plan
The long-term incentive plan (the “LTI Plan”) is designed to align compensation of designated senior officers of the Company with Company performance and shareholder interests over the long-term. Awards under the LTI Plan will be made in the form of performance restricted share units (a “PRSU”) and service based restricted share units (“RSUs”), with awards intended to be made in February 2023. The initial PRSU awards are intended to have a performance period of January 1, 2023 through December 31, 2025.
Each PRSU will represent a contingent right to receive one Company common share based upon the level of achievement of certain performance metrics during the performance period. The performance metrics for the PRSUs, which will be weighted equally, are (i) the Company’s adjusted operating return on average adjusted tangible common equity, and (ii) growth in adjusted tangible common equity per common share, which are non-GAAP financial measures. The manner of calculation of these metrics is set forth on Appendix 1 to the form of the PRSU agreement, filed as Exhibit 10.2 to this Form 8-K.
It is intended that the named executive officers will be granted PRSUs with a target value equal to 50% of such named executive officer’s 2022 salary, and a service based RSU with a value also equal to 50% of such named executive officer’s 2022 salary.
The number of PRSUs that will be eligible to be earned and become vested for the participants will be based upon the achievement of the performance metrics during the performance period, with payout for achievement of threshold, target and maximum performance levels to be set at 50%, 100% and 200% of the target number of PRSUs, respectively. Performance falling between these levels will be determined by linear interpolation.
To receive a payout, a participant must remain employed through the settlement of the award, subject to certain exceptions for (i) separation due to death or disability or a qualifying retirement, or (ii) a change in control of the Company, followed by termination without cause of the participant, the Company’s non-renewal of the participant’s employment contract or resignation by the participant for good reason, under the circumstances, and with modified payouts, described in the LTI Plan.
The foregoing description of the LTI Plan does not purport to be complete and is qualified in its entirety by reference to the form of PRSU agreement, which sets forth the terms of the LTI Plan, and is filed as Exhibit 10.2 to this Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.
On August 1, 2022, the Company announced that its Board of Directors declared a cash dividend of $0.05 per common share of the Company to be paid on September 30, 2022 to shareholders of record on September 12, 2022.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits
The following Exhibit is furnished as a part of this Form 8-K:

Exhibit No.	Description
10.1	James River Group Holdings, Ltd. Short-Term Incentive Plan
10.2	Form of Performance Restricted Share Unit Agreement
99.1	Press Release of the Company dated August 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER GROUP HOLDINGS, LTD.

Dated: August 1, 2022	By: /s/ Sarah C. Doran
Sarah C. Doran
Chief Financial Officer